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                                                                   EXHIBIT 10.14







                                                            Amended and Restated
                                                         As of November 26, 2002
                                               Board Approval: November 26, 2002















                              COMERICA INCORPORATED
                           DIRECTOR FEE DEFERRAL PLAN









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                                                            Amended and Restated
                                                         As of November 26, 2002


                              COMERICA INCORPORATED
                           DIRECTOR FEE DEFERRAL PLAN



                                TABLE OF CONTENTS



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SECTION I - PURPOSE................................................1

SECTION II - DEFINITIONS...........................................1

SECTION III - ELIGIBILITY..........................................2

SECTION IV - PROCEDURES RELATING TO DEFERRALS......................2

SECTION V - CREDITING OF EARNINGS TO ACCOUNTS......................4

SECTION VI - DISTRIBUTION OF DEFERRED FEES.........................5

SECTION VII - DESIGNATION OF BENEFICIARY...........................6

SECTION VIII - MISCELLANEOUS PROVISIONS............................6

                                                            Amended and Restated
                                                         As of November 26, 2002


                              COMERICA INCORPORATED
                           DIRECTOR FEE DEFERRAL PLAN


SECTION I-- PURPOSE

The purpose of this Plan is to allow an eligible director to defer Director Fees, under the conditions provided herein, into a Mutual Fund Unit Account. Each eligible director of the Corporation may not defer more than one-half of his or her Director Fees into a Mutual Fund Unit Account. Eligible directors of any Subsidiary of the Corporation or an Advisory Board may defer all or any portion of their Director Fees into a Mutual Fund Unit Account.

SECTION II - DEFINITIONS

The following words and phrases, wherever capitalized, shall have the following meanings respectively:

A. "Advisory Board" means a special board of directors appointed to advise a Subsidiary of the Corporation.

B. "Beneficiary(ies)" means such individual(s) or entity(ies) designated on the most recent Beneficiary Designation the director has properly submitted to the Corporation in accordance with Section VII of the Plan or by the Corporation in accordance with Section VII of the Plan if there is no valid Beneficiary Designation.

C. "Beneficiary Designation" means the written notice designating the director's Beneficiary(ies), on such form as may be modified by the Plan Administrator from time to time.

D. "Cancellation of Deferral Election" means a written notice of cancellation of election to defer unearned Director Fees made by the Participant, on such form as may be modified by the Plan Administrator from time to time.

E. "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

F. "Committee" means the Corporate Governance and Nominating Committee of the Board of Directors of the Corporation, or any successor committee duly authorized by the Board of Directors of the Corporation.

G. "Corporate Secretary" means the Secretary of Comerica Incorporated, and its successors and assigns.

H. "Corporation" means Comerica Incorporated, a Delaware corporation, and its successors and assigns.



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                                                            Amended and Restated
                                                         As of November 26, 2002


I. "Deferral Election" means a written notice to defer the payment of unearned Director Fees made by the Participant on the applicable form, as such form may be modified by the Plan Administrator from time to time.

J. "Director Fees" means a director's annual retainer and any fees earned by the director for performing his or her director duties, including fees for attending board meetings, fees for attending meetings of any committee of the board of the Corporation or its Subsidiaries or an Advisory Board, if any, and fees for serving as chairman of any committee of the board of the Corporation or its Subsidiaries or an Advisory Board.

K. "Mutual Fund Unit Account" means an account established under Section V of this Plan, solely for book-keeping purposes, in the name of each director to record those Director Fees that have been deferred to such account and earnings thereon.

L. "Participant" means an eligible director for whom a Mutual Fund Unit Account is maintained under the Plan.

M. "Plan" means the Comerica Incorporated 1999 Director Fee Deferral Plan, the provisions of which are set forth herein, as it may be amended and restated from time to time.

N. "Plan Administrator" means one or more individuals appointed by the Committee to handle the day-to-day administration of the Plan.

O. "Reallocation Form" means a written notice to reallocate previously deferred Director Fees and Directors Fees to be earned in the future on the applicable form, as such form may be modified by the Plan Administrator from time to time.

P. "Subsidiary" means any corporation, partnership or other entity, a majority of whose stock or interests is owned by the Corporation.

Q. "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (within the meaning of Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

SECTION III - ELIGIBILITY

Each director of the Corporation, each director of any Subsidiary of the Corporation and each director of an Advisory Board of a Subsidiary of the Corporation shall be eligible to participate in the Plan provided any such director is not an employee of the Corporation or an employee of any Subsidiary of the Corporation.

SECTION IV - PROCEDURES RELATING TO DEFERRALS


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                                                            Amended and Restated
                                                         As of November 26, 2002


A. Deferral of Director Fees.


      1. Deferral for Directors of the Corporation. No more than one-half of the Director Fees of each of the Corporation's directors shall be subject to a Deferral Election (other than length of deferral and schedule of pay-out) under this Plan. The remainder of the Director Fees of each Corporation director shall be deferred automatically as provided in the Comerica Incorporated Common Stock Director Fee Deferral Plan.

      2. Deferral for Directors of any Subsidiary. Directors of any Subsidiary of the Corporation may defer any portion of their Director Fees under this Plan.

      3. Deferral for Directors of any Advisory Board. Directors of an Advisory Board of any Subsidiary of the Corporation may defer any portion of their compensation under this Plan.

      4. Minimum Deferral Period. The minimum period of deferral for Director Fees deferred pursuant to this Section IV shall be the lesser of the number of years remaining before regular retirement or five years from the date of payment of the Director Fees. In the event a director of an Advisory Board of any Subsidiary of the Corporation does not indicate the period of deferral, such Director Fees shall be deferred for a period of five years from the date of payment of such Director Fees and paid out in a single lump sum upon the fifth anniversary of the date of payment of such Director Fees.

B. Deferred Director Fees. Once deferred under this Plan, a director may not withdraw Director Fees or receive any distributions thereof, except in accordance with Section VI of this Plan.

C. Deferral Procedures. Any eligible director wishing to defer Director Fees must submit a Deferral Election to the Corporate Secretary at 500 Woodward, MC 3391, Detroit, Michigan 48226-3391 or such other person, who may be the Plan Administrator, as designated by the Committee from time to time, prior to the beginning of the calendar year during which the Director Fees are to be earned. However, any newly-appointed or newly-elected director may submit a Deferral Election with respect to unearned Director Fees within sixty days of his or her appointment or election. A Deferral Election pursuant to this Plan may cover all or a portion of the Director Fees which may be deferred pursuant to this Plan, but shall not cover amounts subject to an automatic deferral pursuant to the Comerica Incorporated Common Stock Director Fee Deferral Plan, and shall designate into which mutual fund and in what proportions the Director Fees deferred under this Plan will be recorded.

D. Irrevocability. A director may not modify or revoke a Deferral Election (except to the extent he or she is permitted to reallocate among investment options), once the director has performed the services that entitle the director to the Director Fees or




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                                                            Amended and Restated
                                                         As of November 26, 2002


      has been paid the Director Fees, whichever occurs earlier. If a director has submitted a Deferral Election relating to Director Fees to be earned in the future, he or she may modify such election by submitting a new Deferral Election prior to the beginning of the calendar year in which the Director Fees will be earned. Any such Deferral Election will supersede any previous Deferral Election as it relates to Director Fees to be earned in future years.

E. Cancellation. A Deferral Election may be canceled by submitting a Cancellation of Deferral Election. A director who cancels a Deferral Election may not submit a new Deferral Election before at least twelve months have elapsed from the effective date of the cancellation. A Cancellation of Deferral Election shall be effective as to Director Fees to be earned after the date of delivery of the Cancellation of Deferral Election.

SECTION V - CREDITING OF EARNINGS/LOSSES TO ACCOUNTS

A. Value of Mutual Fund Unit Account. Director Fees which have been deferred under this Plan shall be credited to Mutual Fund Unit Accounts created by and recorded on the books of the Corporation from time to time, solely for book-keeping purposes. As of the last day of each month or on a more frequent basis if practicable, each Mutual Fund Unit Account shall be adjusted as follows:

      1. A Participant's Mutual Fund Unit Account shall be "hypothetically invested" in one or more of the mutual funds offered for investment by the Committee and designated by each Participant for his or her account. In the event the Corporation has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Plan, the purchase price for the mutual fund shares shall be the actual price of the shares the Corporation on the open market on the day of actual purchase of the shares by the Corporation. In the event that the Corporation has not established a rabbi trust, the purchase price for the mutual fund shares deemed to be invested under this Plan shall be based upon the closing price for the mutual fund shares on the exchange of which the mutual fund is listed on the day that the Director Fees would have otherwise been paid to the director had they not been deferred. No director shall have any right to vote any shares of the mutual funds held in the rabbi trust, except to the extent otherwise permitted by the terms of the rabbi trust.

      2. A Participant's Mutual Fund Unit Account shall be charged with any distributions made during the month or on a more frequent basis if practicable;

      3. A Participant's Mutual Fund Unit Account shall then be credited with earnings, gains and losses for the month or on a more frequent basis if practicable, based upon the closing price for the designated mutual fund on the exchange of which said fund is listed as of the last day of such month plus any dividends paid with respect to the designated mutual fund during such period.


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                                                            Amended and Restated
                                                         As of November 26, 2002




      4. A Participant's Mutual Fund Unit Account shall then be credited with the amount, if any, of Director Fees deferred and designated to be credited to such account during such month or on a more frequent basis if practicable.

      B. Reallocation of Investment Options. Each director may reallocate all or a portion of his or her Mutual Fund Unit Account to change prospectively the percentage(s) of an investment and/or designate an alternate mutual fund as an investment option with respect to future deferred Director Fees by properly submitting a Reallocation Form to the Corporation. The Plan Administrator may delay any reallocation request because of a trading blackout period or any other trading restriction which may be imposed on the Corporation, whether voluntary or involuntary. No transfers between investment options will be allowed if prohibited by the rules applicable to the particular mutual fund from or to which a transfer is to be made or by rules adopted by the Plan Administrator and communicated to the directors.

      SECTION VI - DISTRIBUTION OF DEFERRED FEES

      A. Time and Manner. Distribution of each Participant's Mutual Fund Unit Account shall be made in cash at such time and in such manner, i.e., a lump sum or installments, as the Participant has specified in the Deferral Election(s) submitted to the Corporate Secretary or as otherwise required by Section IV.A.

      B. Installment Payments. Installment payments under an installment payment option may not exceed ten years from the date of distribution of the first installment. A Participant may choose an applicable installment period from the options designated by the Corporation on the Deferral Form. The amount of each installment payment shall be determined by multiplying the balance of the Mutual Fund Unit Account on the date the installment is scheduled to be paid by a fraction, the numerator of which is one and the denominator of which is the number of unpaid installments remaining at such time. If a Participant who is receiving installment payments dies prior to receiving the balance of his or her Mutual Fund Unit Account, the unpaid balance shall be paid in one lump sum to the Participant's Beneficiary(ies) as soon as practicable after the date the Corporation receives notice of the Participant's death.

      C. Hardship Distributions. In the event of an Unforeseeable Emergency involving a Participant which occurs prior to distribution of the entire balance of the Participant's Mutual Fund Unit Account, the Committee may, in its sole discretion, distribute to the Participant in a single sum an amount equal to such portion of such account as shall be necessary, in the judgment of the Committee, to alleviate the financial hardship occasioned by the Unforeseeable Emergency. Any Participant desiring a distribution under the Plan on account of an Unforeseeable Emergency shall submit to the Committee a written request for such distribution which sets forth in reasonable detail the Unforeseeable Emergency which would cause the Participant severe financial hardship, and the amount which the Participant believes to be necessary to alleviate the financial hardship. In determining whether to grant any requested hardship distribution, the Committee shall adhere to the requirements of Section 1.457--2(h) (4) of the Regulations under the Code (or to any successor



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                                                            Amended and Restated
                                                         As of November 26, 2002


            regulations dealing with the same subject matter), the provisions of which are incorporated herein by reference.

      D. Single Distributions. If, at the time an installment distribution of a Mutual Fund Unit Account in the name of any Participant is scheduled to commence, the fair market value of such account (based on the closing price of the designated mutual funds on the day prior to commencement of the first installment) does not exceed $10,000, then, notwithstanding an election by the Participant that such account be distributed in installments, the balance of such account shall be distributed to the Participant in a single sum.

      SECTION VII - DESIGNATION OF BENEFICIARY

      Upon becoming a Participant of the Plan, each director shall submit to the Corporate Secretary or such other person, including the Plan Administrator, designated by the Committee, from time to time a Beneficiary Designation designating one or more Beneficiaries to whom payments otherwise due the Participant shall be made in the event of the Participant's death before distribution of the Participant's Mutual Fund Unit Account has been completed. A Beneficiary Designation will be effective only if it is signed by the Participant and properly submitted before the Participant's death.

      Any subsequent Beneficiary Designation submitted to the Corporate Secretary, or such other person designated by the Committee, will supersede any previous Beneficiary Designation so submitted. If the primary Beneficiary shall predecease the Participant or the primary Beneficiary and the Participant die in a common disaster under such circumstances that it is impossible to determine who survived the other, amounts remaining unpaid at the time of the Participant's death shall be paid to the alternate Beneficiary(ies) who survive the Participant. If there are no alternate Beneficiaries living or in existence at the date of the Participant's death, or if the Participant has not submitted a valid Beneficiary Designation to the Corporation, the balance of the account shall be paid in a lump sum distribution to the legal representative for the benefit of the Participant's estate.

      SECTION VIII - MISCELLANEOUS PROVISIONS

      A. Nonalienation of Benefits. Neither the Participant nor any Beneficiary designated by him or her shall have any right to alienate, assign, or encumber any amount that is or may be payable hereunder, nor may any such amount be subject to attachment, garnishment, levy, execution or other legal or equitable process for the debts, contracts, liabilities, engagements or acts of any Participant or Beneficiary.

      B. Administration of Plan. Full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee. To the extent permitted by law, the Committee may delegate any authority it possesses to the Plan Administrator. To the extent the Committee has delegated authority concerning a matter to the Plan Administrator, any reference in the Plan to the "Committee"


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                                                            Amended and Restated
                                                         As of November 26, 2002

            insofar as it pertains to such matter, shall refer likewise to the Plan Administrator. Decisions of the Committee shall be final, conclusive, and binding upon all parties.

      C. Amendment or Termination. The Board of Directors of the Corporation may amend or terminate this Plan at any time, provided, however, that the Committee may make such amendments to the Plan, which provide for the administration of the Plan. Any amendment or termination of this Plan shall not affect the rights of Participants or Beneficiaries to the amounts in the Mutual Fund Unit Account on the date of such amendment or termination. The Corporation reserves the right to accelerate distribution of Director Fees deferred hereunder in the event the Plan is terminated.

      D. Effective Date. This Plan is intended to constitute an amendment and restatement of a prior the Plan maintained by the Corporation captioned "Comerica Incorporated 1999 Director Fee Deferral Plan" and was approved by the Board of Directors. The Plan, as amended and restated, was approved by the Board of Directors of the Corporation on May 21, 1999. The version of the Plan contained in the May 21, 1999, document shall be effective to defer monies to be earned from and after January 1, 1997 and the earnings rate contained in this version of the Plan shall apply to existing accounts under the Plan beginning January 1, 1997. The amendment and restatement contained in this document shall be effective as of November 26, 2002.

      E. Statements to Participants. Statements will be provided to Participants under the Plan on at least an annual basis.

      F. Nonforfeitability of Participant Accounts. Each Participant shall be fully vested in his or her Mutual Fund Unit Account created by the Corporation from time to time.

      G. Successors Bound. The contractual agreement between the Corporation and each Participant resulting from the execution of a Deferral Election shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and to the Participant and to the Participant's heirs, executors, administrators and other legal representatives.

      H. Governing Law and Rules of Construction. This Plan shall be governed in all respects, whether as to construction, validity or otherwise, by applicable federal law and, to the extent that federal law is inapplicable, by the laws of the State of Delaware. Each provision of this Plan shall be treated as severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Plan shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained herein. It is the intention of the Corporation that the Plan established hereunder be "unfunded" for income tax purposes, whether or not the Corporation establishes a rabbi trust, and the provisions hereof shall be construed in a manner to carry out that intention.

      I. Ownership of Deferred Director Fees and Continued Director Status. Title to and beneficial ownership of any assets, of whatever nature, which may be allocated by




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                                                            Amended and Restated
                                                         As of November 26, 2002



            the Corporation to any Mutual Fund Unit Account in the name of any Participant shall at all times remain with the Corporation and its Subsidiaries, and no Participant or Beneficiary shall have any property interest whatsoever in any specific assets of the Corporation and its Subsidiaries by reason of the establishment of the Plan. The rights of each Participant and Beneficiary hereunder shall be limited to enforcing the unfunded, unsecured promise of the Corporation and its Subsidiaries to pay benefits under the Plan, and the status of any Participant or Beneficiary shall be that of an unsecured general creditor of the Corporation and its Subsidiaries. Neither the establishment of the Plan or payment of any benefits hereunder or any action of the Corporation, its Board of Directors or any committee thereto, shall be held or construed to confer upon any person the legal right to remain a director of the Corporation or any Subsidiary or any Advisory Board.










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